                                                                    EXHIBIT 4(7)


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. BOTH THIS WARRANT AND SUCH SHARES HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                WARRANT
              TO PURCHASE 6,269 SHARES OF COMMON STOCK OF
                       AXSYS TECHNOLOGIES, INC.
                        EXPIRING JULY 20, 2004

          WHEREAS, (i) on July 20, 1994, The CIT Group/Credit Finance, Inc. ("CIT Finance"), a Delaware corporation, was granted a warrant to purchase 31,345 shares of Common Stock of the Company (as hereinafter defined) at a purchase price of $0.34 per share (the "Original Warrant"); (ii) on July 25, 1996, the Company completed a one-for-five reverse stock split of its Common Stock (the "Reverse Stock Split");
(iii) on September 24, 1997, CIT Finance's board of directors approved the assignment of the Original Warrant to its wholly-owned subsidiary, The CIT Group/CrF Securities Investment, Inc., a New Jersey corporation with a place of business at 650 CIT Drive, Livingston, NJ 07039; and (iv) the Original Warrant was canceled by the Company as of the date hereof upon receipt of an executed assignment agreement and the original executed Original Warrant;

          THIS IS TO CERTIFY that for value received, The CIT Group/CrF Securities Investment, Inc., as assignee of CIT Finance, and its successors and assigns (the "Holder" or sometimes "Holders") may, at any time after the date hereof and, before 3:00 P.M., New York City time, on July 20, 2004 (the "Expiration Date"), exercise this Warrant in whole or in part from time to time for the purchase of Six Thousand Two Hundred Sixty-Nine (6,269) shares of Common Stock, par value $.01 per share (such number of shares reflecting the Reverse Stock Split and being subject to further adjustments from time to time as hereinafter provided) at the purchase price of $1.70 per share and to exercise all other appurtenant rights, powers and privileges provided in this Warrant, all on the terms and conditions hereinafter specified.

          As used herein the following terms have the following respective meanings:

          "Common Stock" shall mean the common stock, $.01 par value, of the Company.

          "Company" shall mean Axsys Technologies, Inc., formerly Vernitron Corporation, a Delaware corporation, with a place of business at 645 Madison Avenue, New York, New York 10022 and any corporation which shall succeed to or assume the obligations of the Company hereunder whether by operation of law or otherwise.

          "Purchase Price" shall mean $1.70 per share of Common Stock, the price at which the Holder can exercise this Warrant to purchase shares of Common Stock, as adjusted in accordance with the provisions of Section 4 of this Warrant.

          "register", "registered", "registration" shall mean a registration effected by filing a registration statement in compliance with the Securities Act.

          "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute in effect after the date hereof, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) promulgated thereunder, as the same shall be amended from time to time.

          "Warrant Common Stock" shall mean all shares of Common Stock issued upon the exercise, by a Holder, of the right to purchase Common Stock pursuant to the terms of this Warrant.

SECTION 1.     EXERCISE OF WARRANT.

               1.1 The Holder may, at any time and from time to time after the date hereof, and, before 3:00 P.M., New York City time, on the Expiration Date, exercise this Warrant in whole or in part for the purchase of such number of shares of Common Stock as to which this Warrant is then exercisable, at the Purchase Price. In order to exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office (a) a written notice of such Holder's election to exercise this Warrant, in substantially the form annexed hereto, specifying the number of shares of Common Stock to be purchased, (b) a certified or official bank check or checks payable to the order of the Company in an amount equal to the aggregate Purchase Price of the shares of Common Stock being purchased and (c) this Warrant.

               1.2 ISSUANCE OF WARRANT COMMON STOCK. The Company shall, as promptly as practicable after receipt of the items specified in Section 1.1, issue to the Holder a single certificate, registered in the name of the Holder, or Holder's nominee or designee, representing the number of shares of Common Stock purchased upon such exercise. Such certificate shall be deemed to have been issued, and such Holder or such nominee or designee shall be deemed for all purposes to have become the holder of record of such shares of Common Stock, as of the close of business on the day payment for such shares is received by the Company as provided in Section 1.1 (b). If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate, deliver to the Holder a new Warrant evidencing the rights of such Holder to purchase the number of remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The obligations of the Company to issue shares of Common Stock upon exercise of this Warrant shall be conditional on the Holder's compliance with Section 3 hereof. All shares of Common Stock issued upon exercise of this Warrant shall be validly issued, fully paid and non-assessable. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, issue and delivery of stock certificates and a new Warrant under this Section 1.

               1.3 COMPANY TO REAFFIRM OBLIGATIONS. The Company will, at the time of the exercise of this Warrant, in full or in part, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, the right to registration of the Warrants and the shares of Common Stock issued and issuable upon exercise) to which the Holder shall continue to be entitled in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

               1.4 ABSENCE OF RIGHTS OF HOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any rights whatsoever except the rights herein expressed, and no dividend or interest shall be payable or accrue in respect to this Warrant or the interest represented hereby or the shares issuable upon the exercise hereof unless and until, and except to the extent that, this Warrant shall be exercised.

SECTION 2.     TRANSFER AND EXCHANGE; MUTILATED OR MISSING WARRANTS.

               2.1 TRANSFER OF WARRANT. This Warrant is transferable, subject to requirements set forth herein, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant, in substantially the form annexed hereto, duly executed by the Holder hereof, and funds sufficient to pay any stock transfer taxes payable upon such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the authorized denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. If and when this Warrant is assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner of this Warrant for all purposes.

               2.2 EXCHANGE OF WARRANT. This Warrant is exchangeable upon the surrender hereof at the principal office of the Company, for new Warrants in authorized denominations and of like tenor and date representing in the aggregate the right to purchase the number of shares of Common Stock then issuable upon the exercise hereof.

               2.3 LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of an indemnity satisfactory to it, and, in the case of mutilation upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date, upon reimbursement to the Company for all reasonable expense incidental thereto. Any such new Warrant executed and delivered pursuant to this section shall constitute a contractual obligation on the part of the Company, whether or not this Warrant (so lost, stolen, destroyed or mutilated) shall thereafter at any time be enforceable by anyone.

               2.4 PAYMENT OF EXPENSES, TAXES AND CHARGES. Except as otherwise provided in Section 2.3, the Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, issue and delivery of Warrants under this Section 2.

               2.5 WARRANT REGISTRATION. The Company agrees to maintain, at its principal office, books for the registration and transfer of the Warrant. Until transfer on the books of the Company, the Company may treat the registered holder of this Warrant as the owner hereof for all purposes. The foregoing provisions of this
Section 2 pertaining to transfer or exchange of the Warrant are subject to the provisions of Section 3.

SECTION 3.     COMPLIANCE WITH SECURITIES ACT; REGISTRATION, ETC.

               3.1 RESTRICTIONS ON TRANSFER. (a) The Holder, by acceptance hereof, represents and warrants that this Warrant, and upon exercise hereof the holder of any Warrant Common Stock will represent and warrant, that any shares of Warrant Common Stock are being acquired for its own account for investment without any intent to make a public distribution thereof in violation of the securities laws and that this Warrant and such Warrant Common Stock may not be sold, encumbered or otherwise transferred except pursuant to an effective Registration Statement under the Act or an exemption from such registration requirement and, if an exemption shall be applicable, the Holder or the holder of Warrant Common Stock shall have delivered an opinion of counsel reasonably satisfactory to the Company that such registration is not required under the Act.

                    (b) The Holder acknowledges that the Company may direct the Transfer Agent for the Warrant and the Warrant Common Stock to note a stop transfer order upon its records in respect of this Warrant and any certificates evidencing shares of the Warrant Common Stock and that in the event of any sale, transfer or exchange of this Warrant, any Warrant certificate issued by the Company shall bear the legend contained on the front part of this Warrant. In addition, each certificate for shares of Common Stock issued upon exercise of this Warrant shall bear the following legend:

                         "The shares represented by this certificate
                    have not been registered under the Securities Act of 1933, as amended. Such shares have been acquired by the Holder for its own account for investment and may not be sold, encumbered or otherwise transferred except pursuant to an effective registration statement under such Act or an exemption from such registration requirement, and, if an exemption shall be applicable, the holder shall have delivered an opinion of counsel reasonably satisfactory to the issuer that such registration is not required under said Act."

                    (c) As a condition to any sale, transfer or other disposition of this Warrant, the transferee shall be required to make the representations and warranties contained in Section 3.1 (a) hereof and acknowledge the stop transfer order and consent to the legend contained in Section 3.1(b) hereof.

               3.2 REGISTRATION RIGHTS. If at any time or from time to time:

                    (a) the Company shall determine to register any of its securities (other than by means of a registration statement on a form (e.g., Form S-8 or Form S-4 or successor forms) which by its terms could not be used for the sale and distribution of any Warrant Common Stock) the Company will:

                         (i) promptly (but not less than thirty (30)
                    days prior to the filing of any registration statement) give written notice thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each holder of Warrant Common Stock;

                         (ii) if so requested in writing by any holder
                    of Warrant Common Stock, use its best efforts to effect such registration and any qualification and compliance relating thereto, including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act and any other governmental requirements or regulations as would permit or facilitate the sale and distribution of all Warrant Common Stock, unless, in the opinion of counsel to the Company reasonably acceptable to the holder of the Warrant Common Stock who wishes to have them included in such registration statement, registration under the Act is not required for the sale of such Warrant Common Stock in the manner proposed by such holders.
                    Notwithstanding the foregoing, if any managing underwriter of the Company's offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Warrant
                    Common Stock (the "Piggy-back Shares") requested to be included in the registration statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the holders of such Warrant Common Stock shall delay their offering and sale of Warrant Common Stock (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 180 days, as the managing underwriter shall request.
                    In the event of such delay, the Company shall file such supplements, post-effective amendments or separate registration statement, and take any such other steps as may be necessary to permit such holders to make their proposed offering and sale for a period of 90 days immediately following the end of such period of delay ("Piggy-back Termination Date"); provided, however, that if at the Piggy-back Termination Date the Piggy-back Shares are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Shares for so long as such registration statement remains or is required to remain in effect for any other such securities.

                         (iii) bear all expenses in connection with
                    such registration, qualification and compliance, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of the Company's counsel (but exclusive of the fees and disbursements of legal counsel retained by holders of Warrant Common Stock) and expenses of any audits incident to or required by any such registration, qualification or compliance, provided, that the Company shall not, in any event, be required to bear the cost of any commissions and compensation paid, and concessions and discounts allowed to, underwriters, dealers or others performing similar functions in connection with the sale and distribution of the Warrant Common Stock sold by any holders thereof.

               3.3 NO ADDITIONAL LIABILITY. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere herein, the Company will not, in any event, be obligated to qualify any Warrant Common Stock covered by a registration statement under any blue sky or other state securities law if the Company would by reason thereof be required to qualify to do business in any jurisdiction where it is not then so qualified.

               3.4 NOTIFICATION; CONTINUATION OF EFFECTIVENESS. In the case of each registration, qualification and compliance pursuant to this Section 3, the Company will keep all holders of Warrant Common Stock promptly advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise, upon request, of the progress of such proceedings. The Company will, at its expense, keep such registration, qualification and compliance effective for a period of 90 days after the later of (x) the effective date of such registration statement or (y) the last day on which the holder of this Warrant is restricted in selling Warrant Common Stock, as set forth in Section 3.2(a)(ii) hereof.

               3.5 INFORMATION FROM HOLDERS. The Company may require the holder of Warrant Common Stock, as a condition to having the Warrant Common Stock included among the securities as to which any registration, qualification or compliance referred to in this Section 3 is being effected, to furnish to the Company such reasonable information regarding the proposed distribution of the Warrant Common Stock as the Company may request in writing and as shall be required in connection with such registration, qualification or compliance.

               3.6 PROSPECTUSES, ETC. Company will, at its expense, furnish to each holder of Warrant Common Stock with respect to which registration has been effected, such number of prospectuses, offering circulars and other documents incident to such registration and related qualification or compliance as such holder from time to time may reasonably request.

               3.7 INDEMNIFICATION. The Company will indemnify each holder of Warrant Common Stock (and each person, if any, who or which controls such holder) and each underwriter of the Warrant Common Stock held by or issuable to such holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance referred to in this Section 3, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such holder of Warrant Common Stock (and each person, if any, who or which controls such holder of Warrant Common Stock) and each such underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such holder of Warrant Common Stock (and each person, if any, who or which controls such holder of Warrant Common Stock) or underwriter and stated specifically to be for use therein. The Company may require of such holder of Warrant Common Stock, as a condition to having such Warrant Common Stock held or issuable to holder of Warrant Common Stock included among the securities as to which such registration, qualification or compliance is being effected, that each such holder of Warrant Common Stock and underwriter will indemnify the Company, its directors, and its officers who sign the registration statement in respect of such registration against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any written information furnished by such holder for inclusion in the registration statement by such holder of Warrant Common Stock or underwriter, as the case may be, or an omission (or alleged omission) to state in any such written information a material fact required to be stated therein or necessary to make the statement therein not misleading.

               3.8 NOTICE OF CLAIM, ETC. Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to participate in the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall participate in the defense of such claim or litigation, shall be acceptable to the Indemnified Party (which acceptance shall not be unreasonably withheld), and provided further, that the failure of any Indemnified Party to give notice as provided in this Section 3.8 shall not relieve the Indemnifying Party of its obligation under Section 3.7.

               3.9 LISTING ON SECURITIES EXCHANGES, ETC. The Company will, at its expense, promptly list on each national securities exchange or quotation system on which Common Stock is at the time listed, upon official notice of issuance upon the exercise of the Warrant, all Warrant Common Stock, provided that the Warrant Common Stock is registered under the Securities Act of 1933.

               3.10 RIGHT TO DELIVER CASH. Notwithstanding the provisions of this Warrant, the Company shall have the right, in lieu of including the shares of Warrant Stock in a registration statement pursuant to Section 3.2(a) or effecting a demand registration pursuant to Section 3.2(b) hereof, to elect to purchase the Warrant Common Stock to be included in such registration statement by delivering to a holder of Warrant Common Stock cash in the amount ("Repurchase Amount") equal to the number of shares of Warrant Common Stock to be included in such registration statement multiplied by an amount equal to the closing price (or, if applicable, the average of the closing bid and asked prices) of the Company's Common Stock on the last trading day immediately preceding the day of notice by the Company pursuant to Section 3.2(a)(1) or the day preceding the day of demand pursuant to Section 3.2(b), as the case may be. If the Company elects to exercise its rights hereunder, it should so notify the holders of Warrant Common Stock within 10 business days of such notice or demand, as the case may be. The holders shall thereupon promptly deliver the certificates evidencing shares of Warrant Common Stock to be sold at the time and place designated in the Company's notice, in duly transferable form, together with a representation and warranty of good title free and clear of all liens and encumbrances against receipt from the Company of a bank or certified check payable to the respective order of such holders in the Repurchase Amount.

SECTION 4.     ADJUSTMENT OF NUMBER AND PURCHASE
               PRICE OF SHARES COVERED BY WARRANT.

               4.1 ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the
Company:

                    (a) pays a dividend or makes a distribution on its Common Stock in its Common Stock;

                    (b) subdivides its outstanding Common Stock into a greater number of shares;

                    (c) combines its outstanding Common Stock into a lesser number of shares;

                    (d) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                    (e) issues by reclassification of its Common Stock any shares of its capital stock,

then the Purchase Price in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant thereafter may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had exercised the Warrant immediately prior to such action.

                    The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a sub-division, combination or reclassification.

                    If after an adjustment a Holder of this Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted exercise price between the classes of capital stock. After such allocation, the price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.

               4.2 ADJUSTMENT FOR RIGHTS OR WARRANTS ISSUED BELOW MARKET PRICE. If the Company distributes any rights or warrants to holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a Price Per Share (as defined and determined according to the formula given below) lower than the Current Market Price (as determined pursuant to Section 4.5) on the record date for the determination of the shareholders entitled to receive such rights or warrants, the Purchase Price shall be adjusted in accordance with the following formula:

                                            R
                                            -
                    AE  =  CE  x    O   +   M
                                    ---------
                                    0   +   N

where

AE    =   the adjusted exercise price.

CE    =   the then current exercise price.

O     =   the number of shares of Common Stock outstanding at the
          close of business on such record date. The number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

N     =   the maximum number of additional shares of Common Stock
          offered.

R     =   the total amount, if any, received or receivable by the
          Company in consideration for the distribution of such rights or warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise thereof.

M     =   the Current Market Price for one share of Common Stock on
          the record date.

               "Price Per Share" shall be defined and determined according to the following formula:

                    P   =   R
                            -
                            N

where

P     =   Price Per Share

and R and N have the meanings assigned above.

               If the Company shall distribute rights or warrants for a consideration consisting, in whole or in part, of property other than cash the amount of such consideration shall be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Secretary of the Company and a copy thereof made available to the Holder of this Warrant.

               The adjustment shall be made successively whenever any such rights or warrants are distributed, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

               To the extent that such rights or warrants expire unexercised, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustment made upon the record date of distribution of such rights or warrants been made upon the basis of the distribution of rights or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights or warrants were actually exercised.

               4.3 ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company, the Purchase Price shall be adjusted in accordance with the formula:

               AE   =   CE   x   (O   x   M)  -   F
                                  -----------------
                                      O   x   M

where:

AE    =   the adjusted exercise price.

CE    =   the then current exercise price.

O     =   the number of shares of Common Stock outstanding on the
          record date mentioned below. M = the Current Market Price per share of Common Stock on the record date mentioned below.

F     =   the aggregate fair market value on the record date of the
          assets, securities, rights or warrants distributed. The
          Board of Directors of the Company shall in good faith determine the fair market value thereof.

                    The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                    This Section 4.3 does not apply to (i) regular cash dividends, (ii) to reclassifications or distributions referred to in Section 4.1, or (iii) distributions of securities referred to in
Section 4.2.

               4.4 LIMITATIONS ON ADJUSTMENT. The Company at any time may reduce the Purchase Price, temporarily or otherwise, by any amount, but in no event shall such exercise price be less than the par value of the Common Stock at the time such reduction is made.

               4.5 CURRENT MARKET PRICE. In this Section 4, the current market price (the "Current Market Price") per share of Common Stock on any date shall be the average of the "Immediate Market Price" of the Common Stock for the five consecutive trading days immediately preceding the date in question. The "Immediate Market Price" of the Common Stock shall be the closing sale price of the Common Stock on the principal trading market for the Common Stock on the trading day immediately preceding the date of the event giving rise to such determination or, if there is no such sale price, the average of the closing bid and asked prices for the Common Stock on such trading day on the principal trading market for the Common Stock, as determined by the Board of Directors, whose determination shall be made in good faith and shall be conclusive and described in a resolution of the Board of Directors.

               4.6 WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the Purchase Price need be made unless the adjustment would require an increase or decrease of at least 1% in the exercise price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                    All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

               4.7 REORGANIZATION OF THE COMPANY. If the Company is a party to a consolidation or merger transaction in which it is not the surviving corporation, the corporation which is the surviving corporation shall enter into a supplemental agreement.

                    The supplemental agreement shall provide that the Holder of the Warrant may exercise the Warrant for the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation or merger transaction if he had exercised the Warrant immediately before the effective date of the transaction. The supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustment provided for in this Section 4. Such surviving corporation shall mail to Holder a notice briefly describing the supplemental agreement. The above provisions of this Section shall apply similarly to successive consolidations and mergers.

                    If this Section 4.7 applies, Section 4.1 does not apply. Notwithstanding any provision hereof to the contrary, in the event the Company shall be a party to a merger or consolidation and neither the surviving corporation thereof nor any entity controlling the surviving corporation shall have common stock registered under the Securities Exchange Act of 1934, the Warrant shall be exercisable only for the kind and amount of consideration payable per share of Common Stock to holders of Common Stock in such merger or consolidation, less the Purchase Price per share for each share of Common Stock covered by this Warrant.

               4.8 FRACTIONAL SHARES. In case at any time the total number of shares issuable upon exercise of this Warrant shall be increased or decreased pursuant to any of the provisions of this
Section 4, such total number of shares issuable shall be rounded out to the nearest full share and no adjustment shall be made with respect to any fractional share of Common Stock which otherwise would be issuable as a result of any computation made pursuant to this Section.

               4.9 CERTIFICATE. Whenever there is an adjustment in the number and/or purchase price of shares of Common Stock issuable upon exercise of this Warrant, as provided herein, the Company shall promptly file with the Holder a certificate signed by the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring such adjustment and the purchase price per share and number and kind of securities issuable upon exercise of the Warrant after such adjustment.

SECTION 5.     COVENANTS.

               5.1 RESERVATION OF SHARES. The Company shall reserve out of its authorized shares of Common Stock a number of shares sufficient at all times to enable it to comply with its obligation to issue shares of fully paid and non-assessable Common Stock upon the exercise of the Warrant.

               5.2 FURTHER ACTION. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment as elsewhere set forth in this Agreement.

               5.3 PRIOR NOTICE OF CERTAIN EVENTS. If the Company shall take any action:

                    (a) to make any distribution to the holders of Common Stock;

                    (b) to offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights;

                    (c) to accomplish any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets, to another corporation; or

                    (d) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in any one or more of such events, concurrent with the giving of notice thereof to the Company's stockholders, the Company shall give like notice thereof to the Holder of this Warrant. Such notice shall also specify, in the case of any such distribution or subscription rights, the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

SECTION 6.     MISCELLANEOUS.

               6.1 NOTICE. All communications in connection herewith shall be in writing and if sent to the Holder or to the holders of Warrant Common Stock shall be mailed, delivered or telegraphed to such Holder or holders of Warrant Common Stock at the last address shown on the books of the Company maintained for the registry and transfer of the Warrant or if sent to the Company shall be mailed, delivered or telegraphed to it at Axsys Technologies, Inc., 645 Madison Avenue, New York, New York 10022 (until another address is furnished to the Holder or holders of Warrant Common Stock in writing by the Company).

               6.2 GOVERNING LAW. This Warrant and the provisions contained herein shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of Delaware.

               6.3 SPECIFIC PERFORMANCE. The Company stipulates that the remedies at law of the Holder hereof and of the holders of Warrant Common Stock in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its Vice President - General Counsel thereunto duly authorized and its corporate seal to be hereunto affixed and attested by its Treasurer as of the 15th day of October, 1997.

                                   AXSYS TECHNOLOGIES, INC.


                                   By:   /s/ Louis D. Mattielli
                                      -------------------------------------
                                   Name:   Louis D. Mattielli
                                   Title:  Vice President - General Counsel
ATTEST:


 /s/ Vincent Giangrande
-------------------------
Vincent Giangrande
Treasurer